                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-88669, No. 33-13995, No. 33-67940 and No.
33-72438) of Nashua Corporation of our report dated February 5, 1996, except as to the Subsequent Events note, which is as of March 27, 1996, appearing on page 41 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 56 of this Form 10-K.

Price Waterhouse LLP
Boston, Massachusetts
April 1, 1996